EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Nos. 333-90319 and 333-90313) on Form S-8 of CareAdvantage, Inc. of our report dated February 22, 2001, on our audit of the consolidated financial statements of CareAdvantage, Inc., which report appears in the December 31, 2000 annual report on Form 10-KSB of CareAdvantage, Inc.

/s/ Richard A. Eisner & Company, LLP

New York, New York
March 29, 2001